UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 29, 2021

Date of Report (Date of earliest event reported)

Mountain Crest Acquisition Corp. IV

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40562	86-2435859
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 West 43rd Street, 12th Floor New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 493-6558

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MCAF	The Nasdaq Stock Market LLC
Rights	MCAFR	The Nasdaq Stock Market LLC
Units	MCAFU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 29, 2021, the registration statement (File No. 333-256449) (the “Registration Statement”) relating to the initial public offering (“IPO”) of Mountain Crest Acquisition Corp. IV (the “Company”) was declared effective by the Securities and Exchange Commission. In connection therewith, the Company entered into the following agreements previously filed as exhibits to the Registration Statement:

●	An Underwriting Agreement, dated June 29, 2021, by and between the Company and Network 1 Financial Securities, Inc.;

●	A Rights Agreement, dated June 29, 2021, by and between the Company and Continental Stock Transfer & Trust Company;

●	A Letter Agreement, dated June 29, 2021, by and among the Company’s officers, directors and shareholders;

●	An Investment Management Trust Agreement, dated June 29, 2021, by and between Continental Stock Transfer & Trust Company and the Company;

●	An Escrow Agreement, dated June 29, 2021, by and among the Company, Continental Stock Transfer & Trust Company and each of the initial shareholders of the Company;

●	Indemnity Agreements, dated June 29, 2021, by and among the Company and the directors and officers of the Company;

●	A Subscription Agreement, dated June 29, 2021, by and between the Company and Mountain Crest Holdings IV LLC;

●	A Registration Rights Agreement, dated June 29, 2021, by and among the Company and the initial shareholders of the Company; and

●	An Administrative Service Agreement, dated June 29, 2021, by and between the Company and Mountain Crest Holdings IV LLC.

On July 2, 2021, the Company consummated the IPO of 5,000,000 units (the “Units”). Each Unit consists of one share of common stock, $0.0001 par value (“Common Stock”), and one right (“Right”) to receive one-tenth (1/10) of a share of common stock upon the consummation of an initial business combination. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $50,000,000. The Company granted the underwriters a 45-day option to purchase up to 750,000 additional Units to cover over-allotments, if any.

As of July 2, 2021, a total of $50,000,000 of the net proceeds from the IPO and the Private Placement (as defined below) were deposited in a trust account established for the benefit of the Company’s public shareholders. An audited balance sheet as of July 2, 2021 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement will be filed within 4 business days of the consummation of the IPO.

Item 3.02. Unregistered Sales of Equity Securities.

Simultaneously with the closing of the IPO, the Company consummated the private placement (“Private Placement”) with Mountain Crest Holdings IV LLC of 195,000 units (the “Private Units”), generating total proceeds of $1,950,000. The Company also issued 160,000 shares of Common Stock (the “Representative Shares”) to Network 1 Financial Securities Inc., as the representative of the underwriters of the IPO.

The Private Units are identical to the Units sold as part of the public Units in this offering. Additionally, such initial purchasers agreed not to transfer, assign or sell any of the Private Units or underlying securities (except in limited circumstances, as described in the Registration Statement) until the completion of the Company’s initial business combination. Such initial purchasers were granted certain demand and piggyback registration rights in connection with the purchase of the Private Units.

The Private Units and the Representative Shares were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On June 29, 2021, in connection with the IPO, the Company filed its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State. The terms of the Amended and Restated Certificate of Incorporation are set forth in the Registration Statement and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 29, 2021, by and between the Company and Network 1 Financial Securities, Inc.

3.1	Amended and Restated Certificate of Incorporation.

4.1	Rights Agreement, dated June 29, 2021, by and between Continental Stock Transfer & Trust Company and the Company.

10.1	Letter Agreements, dated June 29, 2021, among the Company and the Company’s officers, directors and Initial Stockholders.

10.2	Investment Management Trust Agreement, dated June 29, 2021, by and between Continental Stock Transfer & Trust Company and the Company.

10.3	Stock Escrow Agreement, dated June 29, 2021, among the Company, Continental Stock Transfer & Trust Company and the Initial Stockholders.

10.4	Registration Rights Agreement, dated June 29, 2021, by and between the Company and Initial Stockholders.

10.5	Indemnity Agreements, dated June 29, 2021, by and among the Company and the directors and officers of the Registrant

10.6	Subscription Agreement, dated June 29, 2021, by and between the Company and Mountain Crest Holdings IV LLC.

10.7	Administrative Service Agreement, dated June 29, 2021, by and between the Company and Mountain Crest Holdings IV LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2021

MOUNTAIN CREST ACQUISITION CORP. IV

By:	/s/ Suying Liu
Name:	Suying Liu
Title:	Chief Executive Officer

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